                                                                   Exhibit 3.2
                                                                   -----------

                        BYLAWS OF GRC INTERNATIONAL, INC.
                        --------------------------------

                               ARTICLE I. OFFICES
                               ------------------

Section 1.  Registered Office
            -----------------

The registered office of GRC International, Inc. in the State of Delaware shall be located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent. The name of its registered agent in charge thereof shall be the United States Corporation Company.

Section 2.  Other Offices
            -------------

The Corporation shall maintain its principal and corporate offices in the State of Virginia, and may also have an office at such other place or places, either within or without the State of Delaware, as may be designated by the Board of Directors.

                       ARTICLE II. SHAREHOLDERS' MEETINGS
                       ----------------------------------

Section 1.  Place of Meeting
            ----------------

All meetings of the shareholders shall be held at the principal office of the Corporation in the State of Virginia, or such other place as may be designated from time to time by the Board of Directors.

Section 2.  Annual Meeting
            --------------

The annual meeting of shareholders shall be held on the first Thursday of November each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 1:30 p.m. In the event the annual meeting of shareholders is not held on the date above specified, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as is convenient, and any business transacted or election held at such meeting shall be as valid as if the meeting had been held on the date above specified.

Section 3.  Special Meetings
            ----------------

Special meetings of the shareholders may be called by the Board of Directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director. The call shall designate the place and the time of the meeting.

Section 4.  Notice of Meetings
            ------------------

Notice of meetings, annual or special, shall be given in writing to shareholders entitled to vote by the Secretary or Assistant Secretary, or if there be no such officers, or in the case of neglect or refusal, by any director or shareholder.

Such notices shall be sent to the shareholder's address appearing on the books of the Corporation for the purpose of notice, not less than ten days before said meeting.

Notice of any meeting of shareholders shall specify the place, the day, and the hour of meeting, and in case of a special meeting, the general nature of the business to be transacted.

When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5.  Consent to Shareholders Meetings
            --------------------------------

The transaction of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 6.  Quorum
            ------

The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.  Voting Rights; Cumulative Voting
            --------------------------------

Only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the day of any meeting of shareholders, and unless some other day be fixed by the Board of Directors for the determination of shareholders of record, then on such other day, shall be entitled to vote at such meeting.

Every shareholder entitled to vote shall be entitled to one vote for each of said shares. It is further provided, however, that at all elections of directors of this Corporation, each holder of common stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of common stock multiplied by the number of directors to be elected, and he may cast all of his votes for a single nominee for director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

Section 8.  Proxies
            -------

Every shareholder entitled to vote may do so, either in person or by written proxy, executed in accordance with the laws of the State of Delaware, and filed with the Secretary or Assistant Secretary of the Corporation.

                       ARTICLE III. DIRECTORS; MANAGEMENT
                       ----------------------------------

Section 1.  Powers
            ------

Subject to the limitations of the Certificate of Incorporation, of the Bylaws and the laws of the State of Delaware, as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by the Board of Directors.

Section 2.  Number
            ------

The number of directors constituting the entire Board shall not be less than 7 or more than 14 as fixed from time-to-time by vote of a majority of the entire Board; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office; and provided further, that the number of directors constituting the entire Board shall be 11 unless otherwise fixed by a majority of the entire Board.

Section 3.  Classes of Directors
            --------------------

The directors shall be divided into three classes. If the total number of directors is not exactly divisible by three, one class, and if necessary, two classes, shall each contain one more director than the remaining class or classes.

Section 4.  Nominations of Directors
            ------------------------

Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than ten (10) days and not more than one hundred twenty (120) days prior to any meeting of the stockholders called for the election of directors, including any annual meeting at which directors are to be elected; provided, however, that if less than fourteen (14) days written notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the fourth day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

Each such notice shall set forth (i) the name, age, business address, and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee; and (iv) the number of shares owned by any corporation or entity of which such nominee is an officer, director, partner, employee or agent, directly or indirectly.

The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 5.  Election of Directors
            ---------------------

The directors of one class shall be elected by a ballot at the annual meeting of the shareholders, to serve for three years, and until their successors are elected and have qualified. Their term of office shall begin immediately after election.

Elections for directors in the first class shall be held at the first annual meeting of the shareholders. Directors of the second class shall be elected at the second annual meeting of shareholders, and directors of the third class shall be elected at the third annual meeting of shareholders.

Section 6.  Vacancies
            ---------

Any vacancy or vacancies in the Board of Directors for any reason, and any newly created directorships, may be filled by the Board of Directors.

Vacancies in the Board of Directors may be filled by a majority of the remaining directors though less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the remainder of the term and until the next election of the class for which such director shall have been chosen and until their successors shall be elected and qualified.

If any director tenders his resignation to the Board of Directors, to take effect at a future time, the Board shall have the power to elect a successor to take office at such time as the resignation shall become effective.

No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 7.  Meetings
            --------

Meetings of the Board of Directors shall be held at the principal office of the Corporation in Vienna, Virginia, or as designated from time to time by the Board of Directors. Any meeting shall be valid wherever held, if held by the written consent of all the members of the Board of Directors, given either before or after the meeting and filed with the Secretary or Assistant Secretary of the Corporation.

Section 8.  Organization Meetings
            ---------------------

The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the shareholders.

Section 9.  Other Regular Meetings
            ----------------------

Regular meetings of the Board of Directors shall be held on the fourth Thursday of every other month (except that the November meeting shall be held on the first Thursday of November) at 10:00 a.m. or else at a date and time fixed by the Board at its last regular meeting. If said day shall fall upon a holiday, then such meeting shall be held upon the next succeeding business day thereafter. No notice need be given of such regular meetings.

Section 10.  Special Meetings - Notices
             --------------------------

Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President, or if he is absent, or unable or refuses to act, by any Vice President or by any two directors.

Written notice of the time and place of special meetings shall be (i) hand-delivered to each director, or (ii) sent to each director by mail, telegram or express courier (such as Federal Express), charges prepaid, addressed to such director at his or her address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of directors are regularly held. In case such notice is delivered by mail, telegram or express courier, it shall be deposited in the United States mail or delivered to the telegram company or express courier in the place in which the principal office of the Corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is hand-delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Delivery as above provided shall be due, legal and personal notice to such director.

Section 11.  Waiver of Notice
             ----------------

When all the directors are present at any directors' meeting however called or noticed, and sign a written consent thereto on the records of such meeting, or if a majority of the directors are present and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary or Assistant Secretary of the Corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 12.  Action of Directors Without a Meeting
             -------------------------------------

Any action required or permitted to be taken by the Board of Directors under any provision of the Delaware law, the Certificate of Incorporation, or these Bylaws, may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 13.  Quorum
             ------

A majority of the number of directors as fixed by the Certificate or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.

Section 14.  Indemnification and Insurance
             -----------------------------

a) Right to Indemnification. Each person who is made a party or is threatened to
   ------------------------
be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, (i) is or was a director or officer of the Corporation; (ii) while serving as a director or officer of the Corporation, also is or was serving at the request of the Corporation in a director, officer, trustee or similar capacity for any other enterprise; or
(iii) while serving as a director, officer or employee of the Corporation, also is or was serving at the request of the Corporation in a fiduciary, administrative, advisory or similar capacity with respect to one or more employee benefit plans maintained by the Corporation; shall be indemnified and held harmless by the Corporation to the fullest extent required, permitted or not prohibited by Delaware law, including (but not limited to) the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all awards and expenses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue even if such person has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators; provided, however, except as provided in subsection 14(b)
                --------  -------
hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 14 shall be a contract right and shall include the right to be paid by the Corporation any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law
             --------  -------
requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 14 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as are provided to directors and officers herein.

b) Processing of Claims. A claim made by a person under this Section 14 shall be
   --------------------
paid in full within thirty (30) days after such claim has been received in writing by the Corporation, unless independent legal counsel has determined in a letter to the Corporation, with a copy to such person, that indemnification of such person would be prohibited, in whole or in part, under applicable law, or that a claim for expenses shall not be paid, in whole or in part, on the grounds that it is unreasonably high (with the amount by which such expenses are unreasonably high stated therein). Any such determination letter given by independent legal counsel within thirty (30) days of the filing of a claim shall be conclusive and binding on the Corporation and on such person. If, within thirty (30) days after the filing of such claim, the Corporation has not paid such person the full amount of the claim or such lesser amount as determined by independent legal counsel, such person shall have the right to commence legal action for payment in any court having jurisdiction thereof, and in which venue is proper.

c)  Insurance.
    ---------

     (1) Subject to the provisions of subsection (c)(2) hereof, the Corporation hereby agrees to purchase and maintain in effect for the benefit of the directors and officers one or more valid, binding and enforceable policies of liability insurance providing, in all respects, coverage substantially comparable to or superior to that presently in force.

     (2) The Corporation shall not be required either to obtain or maintain such policy or policies of insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of the Corporation, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage; or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

d) Indemnification Agreements. The Board of Directors of the Corporation is
   --------------------------
expressly authorized to enter into indemnification agreements, with such persons as the Board deems appropriate, to effectuate the rights set forth in this
Section 14.

                              ARTICLE IV. OFFICERS

Section 1.  Officers
            --------

The officers shall be: Chairman of the Board; President; one or more Vice Presidents, one of whom may be designated Executive Vice President, one of whom may be designated Chief Operating Officer, and one or more of whom may be designated Senior Vice President; Secretary; one or more Assistant Secretaries; General Counsel; Treasurer; and may include an Assistant Treasurer. Such officers shall be elected by, and hold office at the pleasure of, the Board of Directors.

Section 2.  Election
            --------

After their election, the directors shall meet and organize by electing a Chairman of the Board from their own number; a President from their own number; one or more Vice Presidents, one of whom may be designated Executive Vice President, one of whom may be designated Chief Operating Officer, and one or more of whom may be designated Senior Vice President; a Secretary; one or more Assistant Secretaries; a General Counsel; a Treasurer; and, at their discretion, an Assistant General Counsel and/or an Assistant Treasurer. The Chairman of the Board and the President shall be members of the Board of Directors. Any two or more of such offices, except those of the President and Secretary or Assistant Secretary, may be held by the same person.

Section 3.  Compensation and Tenure of Office
            ---------------------------------

The compensation and tenure of office of all the officers of the Corporation shall be fixed by the Board of Directors.

Section 4.  Removal and Resignation
            -----------------------

Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary or Assistant Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Vacancies
            ---------

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6.  Chairman of the Board
            ---------------------

The Chairman of the Board shall be a member of the Board of Directors. He shall preside at all meetings of the shareholders and the Board of Directors and, in the absence or disability of the President, he shall perform all functions of the office of the President of the Corporation. He may be a regular member of one or more of the standing committees (except the Audit Committee) and, in any event, he shall be an ex-officio member of all the standing committees upon which he does not serve as a regular standing member. He shall have such powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 7.  President
            ---------

The President shall be the Chief Executive Officer of the Corporation and, if no other Chief Operating Officer is named, the Chief Operating Officer of the Corporation, and, subject to the control of the Board of Directors or the Chairman of the Board, the President shall have general supervision, direction and control of the day-to-day operations of the Corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and Board of Directors. He may be a regular member of one or more of the standing committees (except the Audit Committee) and, in any event, he shall be ex-officio a member of the Executive committees. He shall have the general powers and duties of management usually vested in the office of President of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors and the Bylaws.

Section 8.  Chief Operating Officer
            -----------------------

The Chief Operating Officer shall possess the power and may perform the duties of the President in his absence or disability and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

Section 9.  Vice Presidents
            ---------------

The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President and the Chief Operating Officer, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President.

Section 10.  Secretary
             ---------

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws or Bylaw to be given; he shall keep the seal of the Corporation and affix said seal to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 11.  Assistant Secretary
             -------------------

The Assistant Secretary shall have the same rights, duties, powers and privileges as the Secretary and may act in his place and stead whenever the same shall be necessary or desirable.

Section 12.  Treasurer
             ---------

Unless the Board of Directors determines otherwise, the Treasurer shall be the Chief Financial Officer of the Corporation. The Treasurer shall have general custody of all the funds and securities of the Company and have general supervision of the collection and disbursement of funds of the Company. He shall endorse on behalf of the Company for collection of checks, notes, and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President, or such other person or persons as may be designated for the purpose of the Board of Directors, all bills of exchange or promissory notes of the Company. He shall enter or cause to be entered regularly in the books of the Company full and accurate account of all moneys received and paid by him on account of the Company; shall at all reasonable times exhibit his books and accounts to any Director of the Company upon application at the office of the Company during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

Section 13.  Assistant Treasurer
             -------------------

The Assistant Treasurer shall have all the same rights, duties, powers and privileges as the Treasurer and may act in his place and stead whenever the same shall be necessary or desirable.

Section 14.  General Counsel
             ---------------

The General Counsel shall advise and represent the Company generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and its Committees. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

Section 15.  Assistant General Counsel
             -------------------------

The Assistant General Counsel shall have all the same rights, duties, powers and privileges as the General Counsel and may act in his place and stead whenever the same shall be necessary or desirable.

              ARTICLE V. CORPORATE RECORDS AND REPORTS - INSPECTION
              -----------------------------------------------------

Section 1.  Records
            -------

The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All such books, records and accounts shall be kept at its principal office designated by the Bylaws, as from time to time amended by the Board of Directors.

Section 2.  Inspection
            ----------

All books and records provided for by the laws of the jurisdictions in which this Corporation maintains offices shall be open to inspection of the directors and shareholders from time to time and in the manner provided by the laws of said states, as made applicable to foreign corporations keeping records in said states.

                 ARTICLE VI. CERTIFICATES AND TRANSFER OF SHARES
                 -----------------------------------------------

Section 1.  Certificates for Shares

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state: the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or if assessments are collectible by personal action, a plain statement of such facts. Certificates for preferred shares shall contain, or have appended thereto, a statement of applicable rights, privileges, preferences and restrictions.

Every certificate for shares must be signed by the Chief Executive Officer, or by the President or a Vice President, and by the Secretary or Assistant Secretary, which signatures shall be affixed manually or by facsimile signatures of such of the foregoing officers as are required to execute such certificates in accordance with this paragraph. Before it becomes effective, each certificate for shares authenticated by the facsimile signature shall be (i) countersigned by a transfer agent or transfer clerk and registered by an incorporated bank or trust company, either domestic or foreign, as a registrar of transfers, or (ii) countersigned by a facsimile of the signature of a transfer agent or transfer clerk and registered by written signature by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

Section 2.  Transfer on the Books
            ---------------------

Upon surrender of the Secretary or Assistant Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.  Lost or Destroyed Certificates
            ------------------------------

No certificate for shares of stock of this Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or mutilated, except upon such terms and conditions, including indemnification of the Corporation, as the Board of Directors shall determine.

Section 4.  Transfer Agents and Registrars
            ------------------------------

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

Section 5.  Closing Stock Transfer Books
            ----------------------------

The Board of Directors may close the transfer books at their discretion for a period not exceeding thirty (30) days preceding any meeting, annual or special, of the shareholders. Upon declaration of a dividend, the transfer books shall not be closed but a record date will be set by the Board of Directors upon which the transfer agent will take a record of all shareholders entitled to the dividend without actually closing the books for transfer of stock.

                           ARTICLE VII. CORPORATE SEAL
                           ---------------------------

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, its year of incorporation and the word DELAWARE.

                            ARTICLE VIII. AMENDMENTS
                            ------------------------

Section 1.  By Shareholders
            ---------------

The Bylaws may be repealed or amended or new Bylaws may be adopted at the annual meeting or at a duly called special meeting of the shareholders, by a vote of shareholders entitled to exercise 80% or more of the voting powers of the Corporation.

Section 2.  By Directors
            ------------

The power to repeal and amend the Bylaws and adopt new Bylaws is hereby granted to the Board of Directors, subject to the power of the shareholders to adopt, amend or repeal such

Bylaws or to revoke this delegation of authority in the manner provided in
Section 1 of this Article VIII.

Section 3.  Records of Amendments
            ---------------------

Whenever an Amendment or new Bylaws is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of meeting at which the repeal was enacted or written consent was filed shall be stated in said book.


July 1, 1997